HealthStream Announces Third Quarter 2021 Results Page 1 October 25, 2021	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2021 RESULTS

NASHVILLE, Tenn. (October 25, 2021)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the third quarter ended September 30, 2021.

•	Revenues of $64.1 million in the third quarter of 2021, up 5% from $60.9 million in the third quarter of 2020, more than offsetting a $9.2 million decline in legacy resuscitation revenues.
•	Operating income of $1.8 million in the third quarter of 2021, down 43% from $3.1 million in the third quarter of 2020.
•	Net income of $1.5 million in the third quarter of 2021, down 43% from $2.6 million in the third quarter of 2020.
•	Earnings per share (EPS) of $0.05 per share (diluted) in the third quarter of 2021 compared to $0.08 per share (diluted) in the third quarter of 2020.
•	Adjusted EBITDA[1] of $12.5 million in the third quarter of 2021, up 12% from $11.2 million in the third quarter of 2020.

Financial Results:

Third Quarter 2021 Compared to Third Quarter 2020

Revenues for the third quarter of 2021 increased by $3.2 million, or five percent, to $64.1 million, compared to $60.9 million for the third quarter of 2020.

Revenues from our Workforce Solutions segment were $51.2 million for the third quarter of 2021, an increase of four percent compared to $49.2 million for the third quarter of 2020. The workforce segment achieved this four percent growth while overcoming a $9.2 million decline in revenues from the legacy resuscitation business. Revenues from recent acquisitions and growth in other solutions more than offset this decline in legacy resuscitation revenues. In addition, workforce revenues also benefitted from a $0.5 million increase in professional services revenues, primarily associated with recently acquired businesses.

Revenues from our Provider Solutions segment were $12.9 million for the third quarter of 2021, compared to $11.7 million for the third quarter of 2020. This revenue growth of $1.2 million was primarily attributable to subscription revenues.

Generally accepted accounting principles (GAAP) require companies to write down beginning balances of acquired deferred revenue as part of “fair value” accounting. During the third quarter of 2021, HealthStream reported a reduction of $800,000 to revenue and operating income and a reduction of $630,000 to net income as a result of deferred revenue write-downs from recent acquisitions. During the third quarter of 2020, HealthStream reported a reduction of $80,000 to revenue and operating income and a reduction of $60,000 to net income as a result of deferred revenue write-downs from prior acquisitions.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2021 Results Page 2 October 25, 2021

Operating income was $1.8 million for the third quarter of 2021, compared to $3.1 million from the third quarter of 2020. The decrease in operating income was primarily attributable to higher operating expenses and amortization, primarily associated with businesses acquired over the past twelve months.

Net income was $1.5 million in the third quarter of 2021, down 43 percent from $2.6 million in the third quarter of 2020, and EPS was $0.05 per share (diluted) in the third quarter of 2021, compared to $0.08 per share (diluted) for the third quarter of 2020.

Adjusted EBITDA was $12.5 million for the third quarter of 2021, up 12 percent from $11.2 million in the third quarter of 2020.

At September 30, 2021, the Company had cash and cash equivalents and marketable securities of $60.6 million. Capital expenditures incurred during the third quarter of 2021 were $5.6 million.

Year-to-Date 2021 Compared to Year-to-Date 2020

For the first nine months of 2021, revenues were $192.4 million, an increase of five percent over revenues of $183.0 million for the first nine months of 2020. Operating income for the first nine months of 2021 decreased by 42 percent to $8.5 million, compared to $14.7 million for the first nine months of 2020. The decrease in operating income was primarily attributable to the $3.4 million one-time favorable contractual adjustment to royalty expense resulting in a reduction to cost of revenues in the first quarter of 2020. Also contributing to the decrease are higher operating expenses primarily associated with acquisitions completed over the past twelve months. Partially offsetting these declines in operating income was a $1.0 million non-recurring, non-cash benefit during the first quarter of 2021 related to the reduction of paid time off (PTO) expense resulting from modifications to the Company’s PTO policy. Net income for the first nine months of 2021 decreased to $6.2 million, compared to $13.2 million for the first nine months of 2020. Earnings per share were $0.20 per share (diluted) for the first nine months of 2021, compared to $0.41 per share (diluted) for the first nine months of 2020. Adjusted EBITDA increased by 15 percent to $40.6 million for the first nine months of 2021, compared to $35.2 million for the first nine months of 2020.

Other Business Updates

At September 30, 2021, we had approximately 4.92 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

HealthStream Announces Third Quarter 2021 Results Page 3 October 25, 2021

Financial Outlook for 2021

The Company is updating its guidance for 2021 for the measures set forth below. For a reconciliation of projected adjusted EBITDA, a non-GAAP financial measure defined later in this release, to projected net income (the most comparable GAAP measure) for 2021, see the table included on page nine of this release.

	Full Year 2021 Guidance
Revenue
Workforce Solutions	$205.0	-	$206.5	million
Provider Solutions	50.5	-	51.0	million
Consolidated	$255.5	-	$257.5	million

Adjusted EBITDA[1]	$51.0	-	$53.0	million

Capital Expenditures	$25.0	-	$26.0	million

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2021 as set forth above reflects the Company’s assumptions regarding, among other things, the COVID-19 pandemic as noted below, anticipated integration costs and additional investments in sales, marketing, and product development in 2021 for recently acquired companies, and estimated deferred revenue write-downs of $4.0 million during 2021 related to recent acquisitions, which would result in corresponding reductions to net revenues and operating income during 2021.

The Company’s financial guidance assumes that public health conditions associated with the pandemic and general economic conditions (including conditions impacting healthcare organizations) continue to improve over the course of the year, including that COVID-19 vaccines continue to be successfully distributed and perform according to current expectations and that new variants of the virus, or other unknown variants, do not further impede recovery from the pandemic.

Commenting on Third Quarter 2021 results, Robert A. Frist, Jr., Chief Executive Officer of HealthStream, said, “Our results this quarter position us well to finish the year strong—as reflected in our updated financial guidance, which includes an expected record adjusted EBITDA of between $51 million to $53 million. Our third quarter revenues were up five percent over the prior year quarter, which is indicative of the growth that was necessary to offset and rise above the previously announced headwind of declining legacy resuscitation revenues. This meaningful growth was achieved through the progress made in sales and implementations of product suites like the American Red Cross, CredentialStream, and Jane, along with our newly acquired scheduling businesses. We are excited to finish 2021 and start 2022 with this innovative, growing portfolio of applications and solutions.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, October 26, 2021, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #1766802) for U.S. and Canadian callers and 404-537-3406 (conference ID #1766802) for international callers.

HealthStream Announces Third Quarter 2021 Results Page 4 October 25, 2021

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income excluding the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses and before interest, income taxes, stock based compensation, depreciation and amortization, changes in fair value of non-marketable equity investments, the de-recognition of non-cash expense resulting from the PTO expense reduction in the first quarter of 2021, and the resolution of a mutual disagreement related to various elements of a past partnership which resulted in a reduction to cost of sales in the first quarter of 2020 (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash and non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We also believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, beginning in 2021, executive bonuses are based on the achievement of adjusted EBITDA targets.

As noted above, the definition of adjusted EBITDA includes an adjustment for the impact of the deferred revenue write-downs associated with fair value accounting for acquired businesses. Following the completion of any acquisition by the Company, the Company must record the acquired deferred revenue at fair value as defined in GAAP, which may result in a write-down of deferred revenue. If the Company is required to record a write-down of deferred revenue, it may result in lower recognized revenue, operating income, and net income in subsequent periods. Revenue for any such acquired business is deferred and is typically recognized over a one-to-two-year period following the completion of any particular acquisition, so our GAAP revenues for this one-to-two-year period will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. Management believes that including an adjustment in the definition of adjusted EBITDA for the impact of the deferred write-downs associated with fair value accounting for acquired businesses provides useful information to investors because the deferred revenue write-down recognized in periods after an acquisition may, given the nature of this non-cash accounting impact, cause our GAAP financial results during such periods to not fully reflect our underlying operating performance and thus adjusting for this amount may assist in comparing the Company’s results of operations between periods.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, nurse & staff scheduling, clinical education, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. HealthStream’s corporate office is in Nashville, Tennessee. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces Third Quarter 2021 Results Page 5 October 25, 2021

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues, net	$64,091	$60,883	$192,374	$183,008
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	22,585	23,302	68,053	66,596
Product development	10,344	8,192	30,205	23,491
Sales and marketing	10,232	8,863	28,713	26,286
Other general and administrative expenses	10,004	9,986	29,445	29,949
Depreciation and amortization	9,141	7,406	27,443	22,005
Total operating costs and expenses	62,306	57,749	183,859	168,327

Operating income	1,785	3,134	8,515	14,681

Other (loss) income, net	(99)	100	(250)	2,006

Income before income tax provision	1,686	3,234	8,265	16,687
Income tax provision	186	600	2,033	3,519
Net income	$1,500	$2,634	$6,232	$13,168

Net income per share:
Basic	$0.05	$0.08	$0.20	$0.41
Diluted	$0.05	$0.08	$0.20	$0.41

Weighted average shares of common stock outstanding:
Basic	31,558	31,955	31,538	32,095
Diluted	31,684	31,981	31,609	32,121

HealthStream Announces Third Quarter 2021 Results Page 6 October 25, 2021

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$55,459	$36,566
Marketable securities	5,095	9,928
Accounts and unbilled receivables, net	30,745	46,100
Prepaid and other current assets	20,957	22,131
Total current assets	112,256	114,725

Capitalized software development, net	31,250	26,631
Property and equipment, net	18,333	22,218
Operating lease right of use assets, net	25,869	28,081
Goodwill and intangible assets, net	271,459	279,155
Deferred tax assets	974	974
Deferred commissions	22,860	19,907
Other assets	11,713	8,622
Total assets	$494,714	$500,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$27,373	$38,266
Deferred revenue	74,577	81,176
Total current liabilities	101,950	119,442
Deferred tax liabilities	18,205	14,523
Deferred revenue, non-current	1,915	1,603
Operating lease liability, noncurrent	26,852	28,479
Other long-term liabilities	3,594	2,204
Total liabilities	152,516	166,251

Shareholders’ equity:
Common stock	273,573	271,784
Accumulated other comprehensive income	115	1
Retained earnings	68,510	62,277
Total shareholders’ equity	342,198	334,062
Total liabilities and shareholders' equity	$494,714	$500,313

HealthStream Announces Third Quarter 2021 Results Page 7 October 25, 2021

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2021	2020
Operating activities:
Net income	$6,232	$13,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,443	22,005
Stock based compensation	2,260	1,665
Amortization of deferred commissions	6,900	6,555
Deferred income taxes	2,066	2,330
Provision for doubtful accounts	99	160
Loss on equity method investments	258	8
Non-cash paid time off expense	(1,011)	—
Non-cash royalty expense	—	(3,440)
Change in fair value of non-marketable equity investments	—	(1,181)
Other	132	321
Changes in assets and liabilities:
Accounts and unbilled receivables	13,907	(9)
Prepaid and other assets	(8,959)	(4,019)
Accounts payable, accrued and other liabilities	(6,668)	(3,668)
Deferred revenue	(6,223)	(3,142)
Net cash provided by operating activities	36,436	30,753

Investing activities:
Business combinations, net of cash acquired	(731)	(21,449)
Changes in marketable securities	4,708	(1,656)
Payments to acquire non-marketable equity investments	—	(1,257)
Payments to acquire equity method investments	(1,750)	—
Purchases of property and equipment	(2,602)	(1,734)
Payments associated with capitalized software development	(16,577)	(12,366)
Net cash used in investing activities	(16,952)	(38,462)

Financing activities:
Taxes paid related to net settlement of equity awards	(471)	(429)
Repurchases of common stock	—	(16,352)
Payment of cash dividends	(19)	(40)
Net cash used in financing activities	(490)	(16,821)

Effect of exchange rate changes on cash and cash equivalents	(101)	(1)
Net increase (decrease) in cash and cash equivalents	18,893	(24,531)
Cash and cash equivalents at beginning of period	36,566	131,538
Cash and cash equivalents at end of period	$55,459	$107,007

HealthStream Announces Third Quarter 2021 Results Page 8 October 25, 2021

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP net income	$1,500	$2,634	$6,232	$13,168
Deferred revenue write-down	805	75	3,657	355
Interest income	(24)	(88)	(64)	(919)
Interest expense	33	26	99	76
Income tax provision	186	600	2,033	3,519
Stock based compensation expense	861	557	2,260	1,665
Depreciation and amortization	9,141	7,406	27,443	22,005
Non-cash paid time off expense	—	—	(1,011)	—
Change in fair value of non-marketable equity investments	—	—	—	(1,181)
Non-cash royalty expense	—	—	—	(3,440)
Adjusted EBITDA	$12,502	$11,210	$40,649	$35,248

(1) Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

HealthStream Announces Third Quarter 2021 Results Page 9 October 25, 2021

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2021

(In thousands)

(Unaudited)

	Low	High
Net income	$6,300	$7,500
Deferred revenue write-down	4,000	4,000
Interest income	(100)	(100)
Interest expense	100	100
Income tax provision	2,100	2,600
Stock based compensation expense	3,000	3,000
Depreciation and amortization	36,600	36,900
Non-cash paid time off expense	(1,000)	(1,000)
Adjusted EBITDA	$51,000	$53,000

HealthStream Announces Third Quarter 2021 Results Page 10 October 25, 2021

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2021 as well as the anticipated impact of the COVID-19 pandemic on our financial results, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of developments related to the COVID-19 pandemic, including, without limitation, related to the length and severity of the pandemic; the timing, availability, effectiveness and acceptance of medical treatments and vaccines with respect to COVID-19 and associated levels of vaccination; the spread of potentially more contagious and/or virulent forms of the virus, including possible strains that may be resistant to currently available vaccines; the impact of the pandemic on general economic conditions, including with respect to competitive labor market conditions and supply chain shortages and disruptions, the impact on the pandemic on healthcare organizations; measures we are taking to respond to the pandemic; and the impact of governmental action and regulation in connection with the pandemic (including the CARES Act and other federal stimulus measures, as well as vaccine mandates); as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

#  #  #  #